1 IREN Limited Restricted Stock Unit Award Agreement (KMP) This Restricted Stock Unit Award Agreement (“Agreement”) is entered into by and between IREN Limited (the “Company”) and the participant whose name appears below (the “Participant”) in order to set forth the terms and conditions of Restricted Stock Units (the “RSUs”) hereby granted to the Participant under the IREN Limited 2025 Omnibus Incentive Plan (the “Plan”), which such RSUs shall consist of RSUs that vest solely based on the Participant’s continued employment with the Group over the vesting period (the “TRSUs”) and RSUs that vest based on the Participant’s continued employment with the Group and the achievement of pre-established performance goals (the “PRSUs”). This Agreement includes the terms and conditions of the RSU grant attached hereto. Participant’s Name: “Date of Grant”: Award Type Number of RSUs Percentage of RSUs “Vesting Schedule” TRSUs 33.3% of total RSUs Within ten days after the release of the Company’s annual financial results for the fiscal year ending 30 June 2027, and in any event no later than 31 December of that calendar year. TRSUs 33.3% of total RSUs Within ten days after the release of the Company’s annual financial results for the fiscal year ending 30 June 2028, and in any event no later than 31 December of that calendar year. PRSUs Target Number: Maximum Number (Stretch): 33.4% of total RSUs Within ten days after the release of the Company’s annual financial results for the fiscal year ending 30 June 2029, and in any event no later than 31 December of that calendar year. Grant date valuation per TRSU is calculated as the 60-day average closing share price on the last trading day immediately prior to the grant date, being USD$XX.XX. Exhibit 10.52

2 Grant date valuation per PRSU is calculated by a third-party valuation specialist based on prescribed methodology set out under US GAAP (ASC 718- Stock Compensation), being USD$XX.XX. Final vesting of any RSUs is subject to satisfactory performance of the individual throughout the entire vesting period, as determined by the Company in its sole discretion. Regardless of continuous employment or the achievement of pre-established performance goals being achieved as outlined in Exhibit A below, the final number of earned RSUs to vest may be adjusted downwards in the Board’s sole discretion. Subject to this Agreement, the terms of the Plan and the terms and conditions of the addendum/addenda applicable to the Participant (the “Addendum”), which are incorporated herein by reference, the Company hereby grants to the Participant, on the Date of Grant, the number of TRSUs and the target number of PRSUs, with the Vesting Schedule as set forth above (with the PRSUs being subject to the performance conditions as set forth in Exhibit A). Capitalized terms used but not otherwise defined herein or in the attached Terms and Conditions shall have the meanings ascribed to such terms in the Plan or Addendum, as applicable. To the extent of any inconsistency, the Addendum will prevail over any other provision of this Agreement. If the Participant works and/or resides in the United States or is a United States taxpayer (regardless of work location or residence), the terms of the Addendum for Participants in the United States shall control in the event of any inconsistency with the terms of any other Addendum applicable to the Participant. IN WITNESS WHEREOF, the Company has duly executed and delivered this Agreement as of the Date of Grant. IREN LIMITED PARTICIPANT By: Name: Will Roberts Name: Title: Co-Founder & Co-CEO Date: Date: By: Name: Daniel Roberts Title: Co-Founder & Co-CEO Date: PLEASE RETURN ONE SIGNED COPY OF THIS AGREEMENT TO THE FOLLOWING ADDRESS BY [●]: ltip@iren.com Attn: Chief Legal Officer

3 IREN LIMITED Terms and Conditions of RSU Grant Section 1. GRANT OF RSUs. The RSUs have been granted to the Participant as an incentive for the Participant to continue to provide services to the Group, including any member of the Group employing the Participant (the “Employer”), and to align the Participant’s interests with those of the Company. Each RSU corresponds to one Share and constitutes a contingent and unsecured promise by the Company to deliver one Share on the settlement date, as set forth in Section 4. The number of PRSUs that are actually earned and eligible to vest under this Agreement will be determined as a percentage of the Target Number, based on the Company’s level of achievement of the performance criteria as set forth in Exhibit A hereto (the “Performance Objectives”). Following the end of the performance period, the Board shall review and determine, in its sole discretion, whether the Performance Objectives have been achieved after reviewing all data necessary to determine whether the Performance Objectives have been achieved, and the Board shall certify such finding. Any PRSUs that have been earned based on achievement of the Performance Objectives shall be referred to as “Earned PRSUs”. Only Earned PRSUs are eligible to become vested RSUs, and after the end of the performance period, any PRSUs that do not become Earned PRSUs will be forfeited for no consideration. Section 2. VESTING; TERMINATION OF SERVICE. (a) The RSUs shall vest in accordance with the Vesting Schedule, subject to the Participant’s continuous service with the Group through each applicable vesting date. (b) Notwithstanding the foregoing, unless determined otherwise by the Board in its sole discretion: (i) if the Participant experiences a Termination of Service for Cause (as defined below) or without Cause or if the Participant tenders notice of their resignation (provided that resignation shall not include retirement) before the RSUs vest, in each case other than with respect to the Specified Cessation Events (as defined below), all of the Participant’s unvested RSUs will be forfeited; and (ii) if the Participant experiences a Termination of Service for any other reason (including due to retirement, redundancy, death or total and permanent disability or termination by mutual agreement (the “Specified Cessation Events”)) before the Participant’s RSUs vests, the Participant’s RSUs will continue to vest in accordance with the Vesting Schedule as though the Participant had remained employed with the Group through the end of the vesting period. Section 3. FORFEITURE. The RSUs are subject to the terms of the Company’s Restatement Clawback Policy and any other clawback policy, in each case as is in effect at the time that such Awards are made, and by accepting the RSUs, the Participant acknowledges that the RSUs are subject to such Restatement Clawback Policy. The RSUs shall also be subject to clawback or

4 forfeiture to the extent required by any applicable laws or stock exchange listing rules as in effect from time to time. Section 4. SETTLEMENT. Except as otherwise set forth in the Plan (or, solely with respect to Participants whose RSUs are exercisable, the applicable Addendum), vested RSUs will be settled in Shares, and the Participant shall receive the number of Shares that corresponds to the number of RSUs that have become vested as of the applicable vesting date (or, for Australian Participants, New Zealand Participants or Canadian Participants (each as defined below), exercise date), which Shares shall be delivered on or as soon as practicable following the applicable vesting or exercise date, as applicable, as determined in the Board’s sole discretion. The Company will not be obligated to deliver any Shares until (a) all Award conditions have been met or removed to the Board’s satisfaction; (b) as determined by the Board in its sole discretion, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or listing rules and regulations or accounting or tax rules and regulations; and (c) the Participant has executed and delivered to the Company such representations or agreements as the Board deems necessary or appropriate, in its sole discretion, to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Board determines, in its sole discretion, is necessary to the lawful issuance, offer or sale of any Shares, will relieve the Company of any liability for failing to issue such Shares as to which such requisite authority has not been obtained. Notwithstanding anything to the contrary in this Agreement, if the Board determines in its sole discretion that, for regulatory reasons, it is administratively impractical to settle the vested RSUs in Shares, the vested RSUs may instead be settled in cash. Section 5. CORPORATE TRANSACTIONS. Unless the Board determines otherwise in its sole discretion, in the event of a Change in Control (i) any unvested TRSUs as of the date of such Change in Control shall vest in full (and shall not be prorated) and (ii) any unvested PRSUs shall only vest in full to the extent that the Board determines, in its sole discretion, that the applicable Performance Objectives attached to such PRSUs have been met as of the date of such Change in Control (or such other date as determined by the Board in its sole discretion). Section 6. DIVIDEND EQUIVALENT PAYMENTS. Upon settlement of vested RSUs, the Participant is entitled to receive a dividend equivalent payment (“Dividend Equivalents”) in respect of any dividends paid by the Company since the Date of Grant and only in relation to the vested RSUs that are settled (and not for all granted RSUs or the target number of PRSUs). For the avoidance of doubt, Dividend Equivalents are in all cases subject to the same vesting conditions as the Award. Any Dividend Equivalents paid to the Participant may be in cash or provided as additional fully paid Shares in the Company (in which case, the number of Shares will be determined by dividing the Dividend Equivalent value by the twenty (20)-day volume- weighted average trading price of a Share as of the date of settlement), as determined by the Board in its sole discretion. Section 7. TAX AND WITHHOLDING. (a) Withholding. Pursuant to rules and procedures that the Company or the Employer establishes, federal, state, local or foreign income or other tax or other withholding obligations

5 (the “Tax Obligations”) arising upon settlement of the vested RSUs or delivery of Dividend Equivalents may be satisfied, in the Board’s full and sole discretion, by having the Company or the Employer withhold Shares, by having the Participant tender Shares or by having the Company or the Employer withhold cash if the Company provides for a cash withholding option, in each case in an amount sufficient to satisfy the tax or other withholding obligations. Shares withheld or tendered will be valued using the Fair Market Value of the Shares on the date the vested RSUs are settled. The Participant acknowledges that, if he or she is subject to taxes in more than one jurisdiction, the Company or the Employer may be required to withhold or account for taxes in more than one jurisdiction. (b) Tax Withholding and Default Sell-to-Cover Method of Tax Withholding. Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax Obligations. Subject to Section 7(c), the Tax Obligations which the Company determines must be withheld with respect to this Award (“Tax Withholding Obligation”) will be satisfied with consideration received under a formal, broker-assisted cashless program adopted by the Company in connection with the Plan pursuant to this authorization (the “Sell-to-Cover Method”). In addition to Shares sold to satisfy the Tax Withholding Obligation, additional Shares will be sold to satisfy any associated broker or other fees. Only whole Shares will be sold through the Sell-to-Cover Method to satisfy any Tax Withholding Obligation and any associated broker or other fees. Any proceeds from the sale of Shares in excess of the Tax Withholding Obligation and any associated broker or other fees generated through the Sell-to-Cover Method will be paid to the Participant in accordance with procedures the Company may specify from time to time. By accepting this Award, the Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligation (and any associated broker or other fees) through the Sell-to-Cover Method. (c) Board Discretion. Notwithstanding the foregoing Section 7(a) and Section 7(b), if the Board determines, in its sole discretion, that it is in the best interests of the Company for the Participant to satisfy the Participant’s Tax Withholding Obligation by a method other than through the default Sell-to-Cover Method described in Section 7(b), it may permit or require the Participant to satisfy the Participant’s Tax Withholding Obligation, in whole or in part (without limitation), if permissible by applicable laws, with (i) cash, (ii) check designated, (iii) withholding from the Participant's wages or other cash compensation paid to the Participant by the Company and/or the Employer, (iv) withholding in Shares otherwise issuable upon vesting of the RSUs or (v) any other method approved in the sole discretion of the Board. Depending on the withholding method, the Company and/or the Employer may withhold or account for the Tax Withholding Obligation by considering minimum statutory withholding rates or other withholding rates, including maximum applicable rates in the Participant’s jurisdiction, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the Tax Withholding Obligation is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the RSUs, notwithstanding that a number of Shares are held back solely for the purpose of satisfying the Tax Withholding Obligation.

6 Section 8. NO RIGHTS AS SHAREHOLDER. Unless otherwise determined by the Board in its sole discretion, the Participant will not have any rights as a shareholder in the Shares corresponding to the RSUs (including voting or dividend rights) prior to settlement of the vested RSUs. Section 9. COMPLIANCE WITH LAW. Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of Shares issued upon settlement of the vested RSUs (whether directly or indirectly, whether or not for value and whether or not voluntary) must be made in compliance with the Company’s Insider Trading Compliance Policy and any applicable constitution, rule, regulation or policy of any of the exchanges, associations or other institutions with which the Company has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body. Section 10. CERTAIN DEFINITIONS. As used in this Agreement, the following term shall have the meaning set forth below: (a) “Cause” is as defined in the Addendum, or if not so defined, means the Participant’s (i) indictment for, conviction of, or a plea of guilty or no contest to, any indictable criminal offence or any other criminal offence involving fraud, misappropriation or moral turpitude, (ii) wilful and continued failure to perform the Participant’s duties to the Group or to follow the lawful direction of the Board (for any reason other than illness or physical or mental incapacity), (iii) a material breach of a fiduciary duty owed to any member of the Group, (iv) theft, fraud, dishonesty, intentional misrepresentation or illegality with regard to any member of the Group or in connection with the Participant’s duties to the Group, (v) material violation of any member of the Group’s written code of conduct and (vi) act of gross negligence or wilful misconduct that relates to the affairs of the Group. Section 11. MISCELLANEOUS. (a) No Advice Regarding Grant of RSUs. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or acquisition or sale of the underlying Shares issued pursuant to the Award. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan or the RSUs. (b) Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (i) salary, normal salary or other ordinary compensation, (ii) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any bonus, severance benefit, pension, retirement, termination or dismissal indemnity, retirement indemnity or other benefit arrangement of the Company or (iii) any calculation of base pay or regular pay for any purpose.

7 (c) Plan to Govern. This Agreement and the rights of the Participant hereunder are subject to all of the terms and conditions of the Plan as the same may be amended from time to time, as well as to such rules and regulations as the Board may adopt for the administration of the Plan; provided that, to the extent that this Agreement and the Addendum applicable to an individual Participant conflict, the Addendum shall prevail. (d) Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. (e) Entire Agreement. This Agreement, the Plan and the Addendum contain all of the understandings between the Company and the Participant concerning the RSUs granted hereunder and supersede all prior agreements and understandings concerning the RSUs granted hereunder. Without limiting the foregoing, by accepting this award of RSUs, the Participant agrees and understands that this award represents the entirety of the Participant's annual long- term incentive plan award for the fiscal year during which the RSUs are granted, and the calculation of the number of RSUs set forth hereunder is final, binding and conclusive. (f) Data Privacy. The acceptance of the RSUs constitutes the Participant’s authorization of the release from time to time by the Group or third-party service providers such as brokers, registrars, administrators or trustees (together, the “Relevant Companies”) of any and all personal or professional data that is necessary or desirable for the administration of the RSUs and/or the Plan (the “Relevant Information”). Without limiting the above, this authorization permits the Group to collect, process, register and transfer to the Relevant Companies all Relevant Information (including any professional and personal data that may be useful or necessary for the purposes of the administration of the RSUs and/or the Plan and/or to implement or structure any further grants of equity awards (if any)). The acceptance of the RSUs also constitutes the Participant’s authorization of the transfer of the Relevant Information to any jurisdiction which the Group or any Relevant Company considers appropriate. The Participant shall have access to, and the right to change, the Relevant Information, which will only be used in accordance with applicable law.

8 Exhibit A Performance Objectives Performance Objectives: Unless otherwise determined by the Board in its sole discretion, PRSUs will become Earned PRSUs as a percentage of the target number based on the Company’s three (3)-year total shareholder return (“TSR”) measured against the Russell 2000 Index (“Russell Index”) beginning on 1 July 2026 and ending on 30 June 2029 (the “Performance Period”). For the purposes of calculating TSR for PRSUs, the share price data used will be as follows: • for the Company: the 60 trading day average closing share price immediately preceding 1 July 2026, compared to the 60 trading day average closing share price immediately preceding the end of the Performance Period; and • for the Russell Index: the 60 trading day average closing level of the index immediately preceding 1 July 2026, compared to the 60 trading day average closing level immediately preceding the end of the Performance Period. The number of PRSUs that will become Earned PRSUs upon achievement of a TSR between the Threshold and Target levels or between the Target and Stretch levels set forth below will be determined based on linear interpolation between the stated levels. For the avoidance of doubt, for any TSR achieved above the Stretch level, the maximum number of PRSUs that will become Earned PRSUs is 200%. If the TSR achieved is lower than the Threshold level, then all PRSUs will be forfeited in their entirety. Notwithstanding the metrics set forth in the table above, if TSR is negative, the maximum number of PRSUs that will become Earned PRSUs is 100%. Achievement Level TSR Over Performance Period Percentage of Target Number of PRSUs that will be Earned PRSUs Stretch TSR is at least 40 percentage points greater than the Russell Index 200% Target TSR is equal to the Russell Index 100% Threshold TSR is 40 percentage points lower than the Russell Index 50% Below Threshold TSR more than 40 percentage points lower than the Russell Index 0%

9 Addendum for Participants in the United States Capitalized terms used but not defined in this Addendum shall have the same meanings assigned to them in the Plan or Agreement, as applicable. (a) General This Addendum includes additional terms and conditions that govern the Plan and Awards if the Participant works and/or resides in the United States or is a United States taxpayer (regardless of work location or residence) (a “US Taxpayer”). Notwithstanding anything to the contrary in any other Addendum, to the extent the Participant is a US Taxpayer, the terms of this Addendum shall control in the event of any inconsistency with the terms of any other Addendum applicable to the Participant. The information contained herein is general in nature and may not apply to the US Taxpayer’s particular situation. As a result, the Group is not in a position to assure the US Taxpayer of an Award of any particular result. Accordingly, the US Taxpayer is strongly advised to seek appropriate professional advice as to how the relevant laws may apply to the US Taxpayer’s individual situation. (b) Settlement/Payment of Vested RSUs Notwithstanding anything to the contrary in the Agreement, except in the case of a 409A Change in Control (as defined below), the US Taxpayer’s RSUs, to the extent earned or vested, shall in all events settle on or within thirty (30) days following the original scheduled vesting dates as set forth in the Award Agreement, regardless of whether vesting of any of the US Taxpayer’s RSUs may be accelerated for any reason. (c) Tax Withholding The Company will have the right to deduct any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount due to the US Taxpayer, including deducting such amount from the delivery of Shares or cash issued upon settlement of the vested RSUs or Dividend Equivalents, that gives rise to the withholding requirement. In addition, the Board may implement other procedures as it may specify from time to time, to permit the US Taxpayer to satisfy any such tax withholding requirements through other means, which may include any of the following: (i) the US Taxpayer paying cash, (ii) the Company's withholding from the US Taxpayer otherwise deliverable Shares or cash (i.e., net settlement), (iii) the US Taxpayer 's delivery to the Company of already owned Shares, (iv) the US Taxpayer 's participation in a broker assisted cashless program adopted by the Company to sell Shares into the market to cover such obligations or (v) any combination of the foregoing. (d) Compliance with Section 409A of the Internal Revenue Code The RSUs are intended to comply with the requirements of Section 409A of the Code (“Section 409A”) or Section 457A of the Code (“Section 457A”), as applicable, and the provisions of this Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A and

10 Section 457A, as applicable. If any provision of this Agreement would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan, this Agreement or the Addendum to the contrary, if the Board considers a US Taxpayer to be a “specified employee” under Section 409A at the time of such US Taxpayer’s “separation from service” (as defined in Section 409A), and any amount hereunder is “deferred compensation” subject to Section 409A, any distribution of such amount that otherwise would be made to such US Taxpayer with respect to an Award as a result of such “separation from service” shall not be made until the date that is six (6) months after such “separation from service,” except to the extent that earlier distribution would not result in such US Taxpayer’s incurring interest or additional tax under Section 409A. If an RSU includes a “series of installment payments” (within the meaning of Section 1.409A- 2(b)(2)(iii) of the Treasury Regulations), a US Taxpayer’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A- 3(e) of the Treasury Regulations), a US Taxpayer’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under this Agreement is not warranted or guaranteed, and in no event shall the Group be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a US Taxpayer on account of non-compliance with Section 409A or Section 457A, as applicable. (e) Change of Control The vesting of the US Taxpayer’s RSUs will be treated in accordance with the Plan and the Award Agreement; however, the timing of the settlement/payment of the US Taxpayer’s RSUs (to the extent that they vest) will be treated as follows: (i) To the extent that the Change in Control constitutes a “change in the ownership or effective control” of the Company, or a “change in the ownership of a substantial portion of the Company assets” (in each case, as defined in Section 409A) (any such Change in Control, a “409A Change in Control”), then the vested RSUs will settle or be paid upon or within sixty (60) days after such 409A Change in Control. (ii) To the extent that the Change in Control does not constitute a 409A Change in Control, then the vested RSUs will not settle or be paid upon the Change in Control, but rather will settle or be paid out on the originally scheduled vesting date.

11 Addendum For Participants in Australia Capitalized terms used but not defined in this Addendum shall have the same meanings assigned to them in the Plan or Agreement, as applicable. (f) General This Addendum includes additional terms and conditions that govern the RSUs, the Agreement and the Plan if the Participant receives the offer in Australia, works and/or resides in Australia or is an Australian taxpayer (regardless of work location or residence) (“Australian Participants”). The terms and conditions set forth in this Addendum apply to such Australian Participants and, as indicated in this Addendum, certain terms and conditions of the Agreement, the terms and conditions outlined in the Agreement, and the Plan will not apply to Australian Participants and this Addendum will apply instead. In the case of any conflict or inconsistency between the terms of the Agreement, the terms and conditions of the RSUs, or the Plan and the terms of this Addendum with respect to Australian Participants, the terms of this Addendum will prevail. The information contained herein is general in nature and may not apply to the Australian Participant’s particular situation. As a result, the Group is not in a position to assure the Australian Participant of any particular result. Accordingly, the Australian Participant is strongly advised to seek appropriate professional advice as to how the relevant laws may apply to the Australian Participant’s individual situation. For Australian Participants, subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth), applies to RSUs granted under the Plan, such that the RSUs are intended to be subject to deferred taxation. This Agreement, if received in Australia, is made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth) (“Corporations Act”). The Agreement, if received in Australia, is only made to employees of the Company and its related bodies corporate (as that term is defined in the Corporations Act). References in the Agreement and the Plan to “Affiliates” of the Company should be read as references to related bodies corporate of the Company (as that term is defined in the Corporations Act). (g) Exercise and Vesting For a period of fifteen (15) years from the Date of Grant, the Australian Participant may elect to exercise their vested RSUs at any time in accordance with the terms of the Plan (such date being the "Exercise Date") by giving the Company a notice in a form approved in writing by the Company from time to time. No exercise price is payable by the Australian Participant. The Board may direct that an Australian Participant exercise their vested RSUs at any time in the Board's sole discretion. The Australian Participant must comply with such a direction as soon as reasonably practicable and failure to comply by the Exercise Date specified by the Board will amount to a material breach of the Australian Participant's obligations for the purposes of Section 18 of the Plan (Cancellation or “Clawback” of Awards).

12 Upon exercise of the vested RSUs under the Plan, subject to the Australian Participant's satisfaction of any tax obligations associated with the vested RSUs and any other conditions imposed by the Board in their sole discretion, the Company shall settle such vested RSUs as soon as practicable and in any event no more than thirty (30) days after the Exercise Date. For each vested RSU exercised by the Australian Participant, the Company shall issue one Share (or cash equivalent, in the Board's sole discretion). On the fifteen (15)-year anniversary of the Date of Grant of each RSU, the RSUs (whether vested or unvested) shall be automatically forfeited (or otherwise dealt with by the Board in its sole discretion) in accordance with the Plan. Except as otherwise approved by the Company in writing, notwithstanding anything to the contrary in the Agreement, following the termination of an Australian Participant’s continued employment for any reason, the Australian Participant will be deemed to have exercised, effective as of the: • date that is 30 days after the termination date; or, if that date is not a Nasdaq Trading Day, • next Nasdaq Trading Day thereafter, any RSUs which were vested and unexercised as of the termination date. “Nasdaq Trading Day” means any day on which the Nasdaq stock market is open for regular trading. (h) Definition of Cause An Australian Participant will be terminated “for cause”, where the Company determines that their employment with the Group is terminated because they: • acted fraudulently or dishonestly; • engaged in serious or willful misconduct; • are seriously negligent in the performance of their duties; • committed a serious breach of their employment contract; • committed an act, whether at work or otherwise, which could reasonably be regarded to have brought the Group company into disrepute; or • are convicted of an offence punishable by imprisonment. (i) Australian Participants By accepting the issue of RSUs under the Plan, each Australian Participant will be deemed to have acknowledged that:

13 (i) They have read all of the documentation contained in the Plan and they agree to be bound by and comply with the terms of issue of the RSUs and the Plan. (ii) All other terms and conditions of their employment remain those as stated in their employment agreement or service agreement (as applicable), and the rights offered to them under the Plan are limited to those expressly set out in the Plan. (iii) As a consequence of their participation in the Plan, the Group shall hold personal information about the Australian Participant and the Australian Participant consents to the Group collecting, using and disclosing this personal information for the purposes of administering the Plan. Some personal information is collected pursuant to applicable laws, including the Corporations Act, the Income Tax Assessment Act 1997 (Cth) and the Taxation Administration Act 1953 (Cth). Limited information about shareholders may be made available to members of the public on request. (iv) Where the Group is unable to collect the Australian Participant’s personal information, this may impact their ability to provide and administer the Plan for the Australian Participant. (v) The Group and the applicable registry, administrator and trustee may collect and use for the purposes of the Plan, the Australian Participant’s tax file number or relevant exemption from quoting a tax file number as provided by the Australian Participant previously for the purposes of their employment. Where a tax file number or exemption has not been provided, withholding tax may be deducted from payments to the Australian Participant at the highest marginal tax rate plus Medicare levy. (vi) Where any member of the Group discloses personal information to third parties (as described further in the Plan) which are located outside Australia (including in the US and Canada), the Group will not be accountable for the third parties under Australian privacy law, and the Australian Participant may not be able to seek redress under Australian privacy law. (vii) They have read the Plan and the Company’s privacy policy, which include further information about how the Group collects, uses, discloses and otherwise manages personal information. The Australian Participant’s acceptance of the RSUs and participation in the Plan are voluntary and are not conditions of continued service. The Australian Participant has not been induced to participate in the Plan by expectation of service or continued service with the Company. The Australian Participant is under no obligation to participate in the Plan or to accept any RSUs under the Plan. By accepting the RSUs, the Australian Participant further waives any eligibility to receive damages or payment in lieu of any forfeited Award, Shares issued pursuant to the Award, or any consideration in respect of the Award that would have vested, been exercised or accrued during any notice of termination period.

14 There is no promise of a particular monetary value associated with the vesting of any RSUs. By accepting the RSUs, the Australian Participant acknowledges having received and read the Plan and this Agreement and agrees to all of the terms and conditions set forth in these documents including, without limitation, those terms, conditions and definitions of the Plan related to Eligibility and Forfeiture. In the event that the Australian Participant does not return a signed copy of this Agreement to the Company by the date set forth in the Agreement, the Company may revoke this Agreement and the Award will be forfeited. The Australian Participant accepts the grant set out in this Agreement, together with all relevant terms and conditions, and acknowledges that they have received a copy of the Plan.

15 Addendum For Participants in Canada Capitalized terms used but not defined in this Addendum shall have the same meanings assigned to them in the Plan or Agreement, as applicable. (a) General This Addendum includes additional terms and conditions that govern the Plan and Award if the Participant is subject to Canadian taxation under the Income Tax Act (Canada) and/or the taxing legislation of any province or territory of Canada (each, a “Canadian Participant”). The information contained herein is general in nature and may not apply to the Canadian Participant’s particular situation. As a result, the Group is not in a position to assure the Canadian Participant receiving an award of any particular result. Accordingly, the Canadian Participant is strongly advised to seek appropriate professional advice as to how the relevant laws may apply to the Canadian Participant’s individual situation. (b) Settlement/Payment of Vested RSUs Subject to the terms of the Plan or the Agreement, for a period of fifteen (15) years from the Date of Grant, each Canadian Participant may elect to exercise their vested RSUs at any time in accordance with the terms of the Plan (such date being the "Exercise Date") by giving the Company a notice in a form approved in writing by the Company from time to time. On the fifteen (15)-year anniversary of the Date of Grant of each RSU, the RSUs (whether vested or unvested) shall be automatically forfeited (or otherwise dealt with by the Board in its sole discretion). Each RSU awarded to a Canadian Participant, and any Dividend Equivalents in respect of such RSU, shall be settled solely in the form of Shares. Shares used to settle each RSU including any Dividend Equivalents issued in respect of such RSUs shall be: (i) newly issued Shares from treasury or (ii) such other Shares as may comply with Section 7 of the Income Tax Act (Canada). Notwithstanding the foregoing, in the event of an actual or anticipated Change in Control or in such other circumstances as may be determined by the Company in its sole discretion, the Company may provide a Canadian Participant with the right, but not the obligation, to elect to have any or all of his or her RSUs or Dividend Equivalents settled through consideration other than Shares (including cash). Such right may, at the sole discretion of the Company, be time- limited and subject to one or more conditions. In no circumstances shall the Company have the right to cause any RSU or Dividend Equivalents to be surrendered or otherwise cancelled for consideration other than Shares, subject to Section 13(f) of the Plan. (c) Tax Withholding The Company will have the right to deduct or otherwise require the satisfaction of any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount due to the Canadian Participant that gives rise to the withholding requirement, including, subject to the clause (ii)(B) of the following sentence, by deducting such amount from the delivery of Shares or cash issued upon settlement of the RSUs or Dividend Equivalents. The Board

16 may implement procedures, as it may specify from time to time, to permit the Canadian Participant to satisfy any such tax withholding requirements, which may include any of the following: (i) the Canadian Participant paying cash, (ii) (A) the Company's withholding from any amount due to the Canadian Participant in cash or (B) with the Canadian Participant’s prior election, the reduction in the number of Shares to be delivered with the remainder remitted in respect of tax withholding requirements (i.e., net settlement), (iii) the Canadian Participant's delivery to the Company already owned Shares, (iv) the Canadian Participant's participation in a broker assisted cashless program adopted by the Company to sell Shares into the market to cover such obligations or (v) any combination of the foregoing. (d) Securities Laws As used herein, “Canadian securities laws” means securities laws in each of the provinces and territories of Canada and the respective instruments, rules, regulations, written policies, blanket orders and blanket rulings under such laws. (e) Requirements under Canadian Securities Laws Awards may only be made to a prospective Canadian Participant resident in a province or territory of Canada or subject to Canadian securities laws if such prospective Canadian Participant is an employee, executive officer, director or consultant of the Company or of a related entity of the Company (as such terms are defined in National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators). Furthermore, by accepting Awards, each Canadian Participant will be deemed to have acknowledged that: (i) The Company is not presently, and does not intend to become, a “reporting issuer” (as such term is defined under applicable Canadian securities laws) in any province or territory of Canada; (ii) The distribution of awards or other securities pursuant to the Plan is exempt from the prospectus requirements of applicable Canadian securities laws and, as a result, the Canadian Participant may not receive information that would otherwise be contained in a prospectus prepared in accordance with Canadian securities laws and is restricted from using most of the protections, rights and remedies available under Canadian securities laws; and (iii) Any resale of securities received pursuant to the Plan within or outside Canada must be made in accordance with applicable Canadian securities laws, in addition to all other applicable legal and/or contractual restrictions. Notwithstanding anything to the contrary in the Plan or any document related to the Plan, the distribution to the Canadian Participant of any Award or other securities pursuant to the Plan is subject to the availability under Canadian securities laws of prospectus and dealer registration exemptions that are acceptable to the Company in its sole discretion. Where required by

17 applicable Canadian securities laws, the Canadian Participant shall execute, deliver, file and otherwise assist the Company in filing any reports, undertakings and other documents in connection with the distribution of the awards or other securities pursuant to the Plan. (f) Eligibility and Conditions For purposes of this section “Eligibility and Conditions”, the “Company” shall refer to the Company or the Canadian Participant’s employer (if different). Unless otherwise determined by the Board in its sole discretion, additional conditions to receive an award under the Plan include continued employment with the Company through to the date of vesting; provided that (i) employees who depart the Company due to retirement, disability, death or other exceptional circumstances may have their unvested Awards vest in accordance with the Plan, subject to the Board’s sole discretion and (ii) employees who depart the Company prior to the date of Plan vesting due to resignation or termination for cause will forfeit all unvested Awards. (g) Certain Definitions (i) "Cause" with respect to a Canadian Participant: (A) has the meaning ascribed to such term (or words of like import) in any written employment agreement in effect between the Canadian Participant and the Company that contains an enforceable contractual termination provision or (B) in the absence of such agreement (or where there is such an agreement but it does not contain an enforceable contractual termination provision or does not define “cause” (or words of like import)), means: (1) a material breach by the Canadian Participant of any of their contractual obligations to the Company concerning their employment or the Company’s written policies and procedures from time to time; (2) gross negligence, serious misconduct or a material failure by the Canadian Participant in connection with the discharge of their duties or otherwise relating to their employment by the Company (including insubordinate, harassing or insulting behaviour); (3) the Canadian Participant’s conviction of any charge involving moral turpitude; or (4) any act or omission of the Canadian Participant which would in law permit an employer to, without notice or payment in lieu of notice, terminate the employment of an employee. (ii) “continued employment” means the period during which a Canadian Participant actively renders services to the Company, but shall exclude any period that follows or ought to have followed, as applicable, the later of: (A) the Canadian Participant's last day of actively rendering services to the Company or (B) the end of the minimum notice of termination period that is required to be provided to an employee pursuant to applicable employment standards legislation (if any), whether that period arises from a contractual or common law right. For certainty, “continued employment” shall be deemed to include, as applicable, (1) any period of vacation, disability, or other leave permitted by legislation, and (2) any period constituting the minimum notice of termination that is required to be provided to an employee pursuant to applicable employment standards legislation (if any).

18 (iii) "Disability" has the meaning attributed to such term (or words of like import) in any written employment agreement or other similar agreement in effect between a Canadian Participant and the Company, and if there is no defined term, means the Canadian Participant’s inability to substantially fulfil their duties on behalf of the Company as a result of illness or injury for a continuous period of nine (9) months or more or for an aggregate period of twelve (12) months or more during any consecutive twenty- four (24)-month period, with the Canadian Participant being unable to resume their duties on behalf of the Company on a full-time basis at the expiration of such period. (iv) “termination date” means the date on which a Canadian Participant ceases to be eligible to receive Awards under the Plan as a result of the termination of their employment with the Company for any reason, including death, resignation, termination with Cause or termination without Cause or as a result of Disability. For the purposes of this definition and the Plan, a Canadian Participant’s continued employment shall be considered to be terminated on the last day of the Canadian Participant’s continued employment, whether such day is selected by agreement with the Canadian Participant, or unilaterally by the Canadian Participant or the Company (or the Canadian Participant’s employer (if different)), and whether with or without advance notice to the Canadian Participant. (h) Termination and Forfeiture Except as otherwise provided in any Award or other written agreement between a Canadian Participant and the Company, if a Canadian Participant’s continued employment terminates for any reason, any portion of the Canadian Participant’s Awards that have not vested will be forfeited upon the termination date and the Canadian Participant will have no further right, title, or interest in the Awards, the Shares issuable pursuant to Awards or any consideration in respect of the Awards. Further, a Canadian Participant shall have no entitlement to damages or other compensation whatsoever arising from, in lieu of, or related to not receiving any Award which would have vested or been granted after the termination date, including but not limited to damages in lieu of notice of termination at common law. Except as otherwise approved by the Company in writing, notwithstanding anything to the contrary in the Agreement, following the termination of a Canadian Participant’s continued employment for any reason, the Canadian Participant will be deemed to have exercised, effective as of the: • date that is 30 days after the termination date; or, if that date is not a Nasdaq Trading Day, • next Nasdaq Trading Day thereafter, any RSUs which were vested and unexercised as of the termination date. “Nasdaq Trading Day” means any day on which the Nasdaq stock market is open for regular trading. (i) Data Protection

19 The acceptance of the Award constitutes the Canadian Participant’s authorization for the Company to collect, use, disclose, retain and transfer personal information that is necessary for the administration of the Award or the Plan or to implement or structure any further grants (if any), in accordance with applicable privacy legislation and the Company’s privacy policy. The Canadian Participant acknowledges that the Company may, from time to time, disclose their personal information to third-party service providers such as brokers, registrars, administrators or trustees, or Affiliates for the purposes of providing services or functions in relation to the Plan and/or on behalf of the Company. Personal information will not be disclosed except for the purposes of the operation or administration of the Plan, with the Canadian Participant’s consent, or as required or permitted by law. The Company will endeavour to ensure that its agreements with the third-party services providers limit the retention, use and disclosure of personal information solely for the purpose of carrying out the services or functions in relation to the Plan and provide a level of protection for personal information that is comparable to that provided by the Company. The Canadian Participant further acknowledges and agrees that the Company may, from time to time, transfer personal information to Affiliates located in Canada, Australia and/or the United States. Such Affiliates may receive, process and handle personal information for the purposes of the operation or administration of the Plan, and will provide a level of protection for such personal information that is comparable to that provided by the Company. While the Company will ensure that security and privacy standards, in accordance with applicable Canadian privacy legislation and the Company’s privacy policy, are applied with respect to all personal information stored and processed outside of Canada, personal information processed and stored outside Canada may be accessible to foreign government agencies, including law enforcement and national security authorities. The Canadian Participant shall have access to information regarding the use by and disclosure to persons outside the Company or outside of Canada, and the right to request a correction in respect of, their personal information. The consent given hereto is valid as long as is required in connection with the Canadian Participant’s participation in the Plan, unless such consent is earlier withdrawn by Canadian Participant providing reasonable written notice. The Canadian Participant acknowledges and agrees that the withdrawal of consent may limit their ability to participate in the Plan. (j) Acknowledgement By accepting the RSUs, the Canadian Participant represents, warrants and acknowledges: • Acceptance of the RSUs and participation in the Plan are voluntary and are not conditions of continued employment; the Canadian Participant has not been induced to participate in the Plan by expectation of employment or continued employment with the Company; and the Canadian Participant is under no obligation to participate in the Plan or to accept any RSUs under the Plan;

20 • The Canadian Participant has received, or has had the opportunity to receive, independent legal advice in connection with the terms and conditions of this Agreement and the Plan (including the consequences of the cessation of continuous employment upon the grant of RSUs, the Shares issuable pursuant to the grant of RSUs, or any consideration in respect of the grant); • This Agreement shall not confer upon the Canadian Participant any right to continue in the employ or service of the Company or an Affiliate, including the Employer, or to be entitled to any remuneration or benefits not set forth in the Plan, this Agreement or the Appendix, nor interfere with or limit the right of the Company or an Affiliate, including the Employer, to modify the terms of or terminate the Participant’s employment or service at any time. Further, this Agreement does not create any contractual or other right or expectation to receive any additional grant(s) of RSUs or similar awards, or benefits in lieu of similar awards including without limitation during any common law period of reasonable notice of termination to which the Canadian Participant may be entitled, even if RSUs have been repeatedly awarded; • The RSUs are not compensation for services rendered and are an extraordinary item of compensation; • RSUs do not form an integral part of the Canadian Participant’s compensation from employment and will not be counted for any purpose, including relating to the calculation of any overtime, severance, resignation, redundancy or end of service payments, or any long-service awards, bonuses, pension or retirement income or similar payments, and nothing can or must automatically be inferred from the granting of the RSUs. The Canadian Participant expressly waives any claim on such basis; • By accepting the Award, the Canadian Participant further waives any eligibility to receive damages or payment in lieu of any forfeited Award, Shares issued pursuant thereto, or any consideration in respect of the Award that would have vested or accrued during any contractual or common law reasonable notice of termination period that exceeds the minimum statutory notice of termination period under the applicable employment standards legislation (if any); • The Participant hereby acknowledges and agrees that the Participant and the RSUs are subject to Section 18 of the Plan (regarding reduction, cancellation, forfeiture or recoupment of Awards upon the occurrence of certain specified events) and that the Participant and the RSUs are or may be subject to the Company’s Restatement Clawback Policy or any other clawback policy adopted by the Company (as applicable, a “Clawback Policy”). In consideration of the grant of the RSUs under this Agreement, the Participant agrees that, to the extent that the Participant is or becomes covered by the Clawback Policy, the RSUs granted to the Participant pursuant to this Agreement and any Shares issued upon settlement thereof shall be subject to such Clawback Policy as may be in effect from time to time. In the event it is determined that any amounts granted, awarded, paid or otherwise provided to or earned by the Participant must be forfeited or

21 reimbursed to the Company pursuant to any such Clawback Policy, the Participant agrees that the Participant will promptly take any action necessary to effectuate such forfeiture and/or reimbursement; • There is no promise of a particular monetary value associated with the vesting of any RSUs; and • By accepting the Award, the Canadian Participant acknowledges having received and read the Plan and this Agreement and agrees to all of the terms and conditions set forth in these documents, including, without limitation, those terms, conditions and definitions of the Plan related to Eligibility and Forfeiture.